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                                                                   EXHIBIT 10.10



                                PROMISSORY NOTE

$45,240,000                                                     Des Moines, Iowa
                                                                  April 12, 1996


        FOR VALUE RECEIVED, the undersigned, MEDALLION PRODUCTION COMPANY, a Delaware corporation, promises to pay to the order of INTERCOAST ENERGY COMPANY, a Delaware corporation, at Des Moines, Iowa, or at such other place as the legal holder hereof may designate in writing, the principal sum of Forty Five Million Two Hundred Forty Thousand Dollars ($45,240,000) in legal U.S. tender, with interest thereon from the date hereof at the Applicable Rate (as hereinafter defined), as hereinafter provided:

                (1) Interest on the unpaid principal balance of this Note shall be payable in arrears on a quarterly basis commencing on the 12th day of July, 1996, and thereafter on the 12th day of October, January and April during the term hereof.

                (2) All principal and any accrued but unpaid interest shall be due and payable on April 12, 1997.

        The "Applicable Rate," means, for the relevant Interest Period, the sum of (i) the rate reasonably determined by the payee hereof to be the rate at which deposits in U.S. dollars are offered by the First National Bank of Chicago to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days (as hereinafter defined) prior to the first day of such Interest Period, and having a maturity approximately equal to such Interest Period, plus (ii) 0.55% per annum; provided, however in the event the current principal revolving bank credit facility of InterCoast Energy Company is amended or is replaced by another revolving bank credit facility of InterCoast Energy Company is amended or is replaced by another revolving bank credit facility of InterCoast Energy Company or its successor or assigns, the Applicable Rate hereunder shall be changed to the rate of interest under such amended or replacement revolving bank credit facility.

        "Interest Period" means each period of six months commencing on the date hereof.

        "Business Day" means a day other than Saturday or Sunday on which banks are open for business in Chicago, New York and Des Moines, Iowa, and on which dealings in United States dollars are carried on in the London interbank market.

        Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days. If any payment shall become due upon a Saturday or Sunday or other day on which a majority of commercial banks on the Des Moines, Iowa, are closed by reason of a holiday, such payment shall be due upon and interest shall accrue to the next ensuing banking day.


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     The undersigned may voluntarily prepay all or a portion of the principal indebtedness hereunder, at any time, without premium or penalty.

     All sums not paid when due hereunder shall bear interest from the due date until paid at the Applicable Rate plus six percent (6%) per annum.

     If all or any portion of the indebtedness hereby evidenced is not paid when due, and such failure to pay continues for a period in excess of ten days following notice by the holder to the undersigned of such failure to pay, or in the event of the dissolution, insolvency, bankruptcy or receivership of the undersigned, the holder may, without further notice or demand, declare this indebtedness to be immediately due and payable.

     The undersigned agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the holder's rights hereunder or under any instruments securing payment of this Note, the undersigned will pay to the holder its reasonable attorney's fees and all court costs and other expenses incurred in connection therewith.

     The makers, endorsers, sureties, guarantors and all other persons who may become liable for all or any part of this obligation severally waive presentment for payment, protest and notice of nonpayment. Said parties consent to any extension of time (whether one or more) of payment hereof, release of all or any part of the security for the payment hereof and the release of any party liable for payment of this obligation. Any such extension of time or release may be made at any time and from time to time without notice to any such party and without discharging said party's liability hereunder.

     This Note is to be construed according to the laws of the State of Iowa.

                                             MEDALLION PRODUCTION COMPANY


                                                 By:      /s/ Brian L. Cantrell
                                                    ----------------------------
                                                 Name:    Brian L. Cantrell
                                                    ----------------------------
                                                 Title:   Vice President-Finance
                                                    ----------------------------



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